UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2025

SKYX PLATFORMS CORP.

(Exact name of Registrant as Specified in its Charter)

Florida	001-41276	46-3645414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 W. McNab Road

Pompano Beach, Florida 33069

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 759-7584

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-22 under the Exchange Act (17 CFR 240.14A-22)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	SKYX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 24, 2025, SKYX Platforms Corp. (the “Company”) received a Securities Purchase Agreement (the “Purchase Agreement”) from an existing strategic investor, and the Company signed and closed on such agreement on December 5, 2025, for gross proceeds of $1.0 million. Pursuant to the Purchase Agreement, the investor purchased 40,000 shares of a series of newly-authorized Series A-2 Preferred Stock, no par value per share (the “Series A-2 Preferred Stock”), at a purchase price of $25.00 per share with no price protection.

The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties, and provides the purchasers with certain registration rights. The Company intends to use the proceeds for working capital and other general corporate purposes.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth under Item 1.01 and Item 5.03 of this Current Report are incorporated by reference in this Item 3.02. The issuance of the Series A-2 Preferred Stock was deemed to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, including Regulation D and Rule 506 promulgated thereunder, as transactions by the Company not involving a public offering.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2025, the Company filed the Certificate of Designation of Rights, Preferences and Privileges of Series A-2 Preferred Stock (the “Series A-2 Certificate of Designation”), designating 40,000 shares of newly-authorized convertible Series A-2 Preferred Stock, with the Division of Corporations of the Florida Department of State.

The Series A-2 Certificate of Designation provides for cumulative cash dividends at an annual rate of 8% of the original issue price of $25.00 per share of Series A-2 Preferred Stock, payable quarterly in arrears. In the event the full cumulative dividends are not paid on a dividend payment date, dividends will accrue on the sum of the original issue price, plus the amount of unpaid dividends, at an annual rate of 12%, until such date as the Company has paid all previously accrued but unpaid dividends. The dividends may be paid in cash, or up to 50% of the dividend may be paid in shares of the Company’s common stock, valuing the Common Stock based on the average closing price per share for the 10 trading days immediately prior to the dividend record date, at the Company’s election, or the full dividend may be paid in shares of Common Stock upon agreement by the Company and the holder. Up to 400,000 shares of common stock are reserved for the payment of dividends, in the aggregate, to all holders of Series A-2 Preferred Stock. In addition, holders of Series A-2 Preferred Stock are also entitled to participate in and receive any dividends declared or paid on the Company’s common stock on an as-converted basis.

Each holder of Series A-2 Preferred Stock has the right, at such holder’s option, to convert such holder’s shares of Series A-2 Preferred Stock into shares of common stock at a conversion price per share of $2.00 with no price protection. In addition, for two years following the closing date of the Purchase Agreement, the Series A-2 Preferred Stock is subject to mandatory conversion by the Company upon the occurrence of specified events. In no event will the aggregate number of shares of common stock that may be issued upon the conversion of Series A-2 Preferred Stock and payment of dividends exceed 19.99% of the common stock outstanding on the date of the applicable Purchase Agreement prior to closing, unless the Company obtains stockholder approval.

The Company may redeem all or any of the Series A-2 Preferred Stock for cash at any time beginning three years after the closing date of the Purchase Agreement at a redemption price per share equal to $25.00, plus all accrued and unpaid dividends on the Series A-2 Preferred Stock being redeemed (the “Series A-2 Redemption Price”). Upon a “Fundamental Change” (involving a change of control, as further described in the Series A-2 Certificate of Designation), the Company may redeem the outstanding Series A-2 Preferred Stock at the Series A-2 Redemption Price.

In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A-2 Preferred Stock shall be entitled to receive an amount equal to $25.00 per share, plus accrued and unpaid dividends.

With respect to the payment of dividends and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the Series A-2 Preferred Stock ranks senior to the Company’s common stock and any other class or series of capital stock of the Company created after the Series A-2 Preferred Stock, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A-2 Preferred Stock, and on parity with any class or series of capital stock of the Company expressly designated as ranking on parity with the Series A-2 Preferred Stock, which includes Series A Preferred Stock and Series A-1 Preferred Stock. The Series A-2 Preferred Stock has no stated maturity, is not subject to any sinking fund and will remain outstanding indefinitely unless converted into common stock or redeemed by the Company, in which case such shares of Series A-2 Preferred Stock may not be reissued and will automatically be retired and cancelled and resume the status of authorized but unissued shares of preferred stock.

Holders of Series A-2 Preferred Stock generally will be entitled to vote with the holders of the Company’s common stock on all matters submitted for a vote of holders of common stock (voting together with the holders of common stock as a single class) on an as-converted basis. The Series A-2 Preferred Stock is entitled to a separate class vote on all matters that impact the rights, value or conversion terms or ranking of the Series A-2 Preferred Stock. Additionally, the Company shall not, without the approval of 51% of the then outstanding shares of Series A-2 Preferred Stock, (i) issue additional shares of Series A-2 Preferred Stock; (ii) create or issue (A) any class or series of capital stock ranking senior to the Series A-2 Preferred Stock with respect to dividends or distributions or (B) any other securities ranking on parity with the Series A-2 Preferred Stock having the same liquidation preference as the Series A-2 Preferred Stock; or (iii) amend, modify or alter in any manner (A) the Series A-2 Certificate of Designation or (B) the Company’s Certificate of Incorporation (including by filing any new certificate of designation or elimination) or its Amended and Restated Bylaws in a manner that adversely affects the rights, preferences, privileges or restrictions of the Series A-2 Preferred Stock.

In addition, the foregoing summary of the Series A-2 Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Series A-2 Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report .

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Rights, Preferences and Privileges of Series A-2 Preferred Stock (effective December 2, 2025).
10.1*	Form of Securities Purchase Agreement for Series A-2 Preferred Stock, dated December 5, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYX PLATFORMS CORP.

Date: December 5, 2025	By:	/s/ Leonard J. Sokolow
	Name:	Leonard J. Sokolow
	Title:	Chief Executive Officer